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                                                                   EXHIBIT 10.31

                              EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 1st day of November 2000 (the "Effective Date") by and between Document Sciences ("Employer") and Jack McGannon ("Employee").

1. Base Salary. Effective as of this Agreement, Employee's base salary will be increased to $165,000 per year.

2. Bonus Potential. Employee's annual bonus will continue to be based on a target of 50% of base salary. Employee will receive a special one-time retention bonus of $50,000 on March 31, 2001 if the Employee has not voluntarily terminated employment prior to that date. If Employee receives an annual bonus for calendar year 2000, the retention bonus will be reduced by the amount of the annual bonus.

3. Severance. In the event that Employee is involuntarily terminated, Employer will pay Employee as severance the sum of (i) one year's base salary plus (ii) Employee's annual bonus target. Additionally, Employee will receive continuation of benefits for six (6) months. In the case that the Employee is involuntarily terminated prior to March 31, 2000, the Employer will pay Employee the one-time retention bonus of $50,000 on the date of termination.

4. Modifications. This Agreement may only be modified or replaced upon mutual written agreement of the parties.

5. Termination. A termination for cause of Employee will void any obligations of Employer with respect to Severance Pay above.

6. Validity. The invalidity or unenforceability of any one or more provision shall not affect the validity or enforceability of any other provisions of this Agreement, all of which shall remain in full force and effect.

7. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties relating to the subject matter hereof, and it supersedes all previous agreements between the parties whether oral or written.

8.      Successors. This Agreement is binding on successors of Employer.

In WITNESS HEREOF, the parties have executed this Employment Agreement to be effective on the Effective Date.



Employee:                                           Employer:

/s/ JACK MCGANNON                                   /s/ TOM RINGER
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                                   ADDENDUM A
                      TO JACK MCGANNON EMPLOYMENT AGREEMENT
                             DATED NOVEMBER 1, 2000


This ADDENDUM to the EMPLOYMENT AGREEMENT by and between Document Sciences ("Employer") and Jack McGannon ("Employee") is entered into as of this 1st day of February 2001 (the "Effective Date").

1. Base Salary. Effective as of this Agreement, Employee's base salary will be increased to $180,000 per year.


In WITNESS HEREOF, the parties have executed this Addendum to be effective on the Effective Date.



Employee:                                           Employer:

/s/ JACK MCGANNON                                   /s/ TOM RINGER
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Jack McGannon                                       Tom Ringer, Chairman